                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of the Jo-Ann Stores, Inc. Savings Plan (401(k)) dated June 13, 2001, included in this Form 11-K into the Company's previously filed Registration Statement (Form S-8) pertaining to the Jo-Ann Stores, Inc. Savings Plan 401(k) (#33-32809).


                                                        /s/ Arthur Andersen LLP


Cleveland, Ohio,
June 28, 2001.